Exhibit 99

[logo] MARINE PRODUCTS CORPORATION

MARINE PRODUCTS CORPORATION REPORTS THIRD QUARTER RESULTS
---------------------------------------------------------

ATLANTA, October 26, 2005 - Marine Products Corporation (NYSE: MPX) announced its unaudited results for the quarter ended September 30, 2005. Marine Products is a leading manufacturer of fiberglass boats under two brand names: sterndrive and inboard pleasure boats by Chaparral, including SSi Sportboats, Sunesta Deckboats, and Signature Cruisers, and outboard sport fishing boats by Robalo.

For the quarter ended September 30, 2005, Marine Products generated net sales of $65,032,000, a 3.0 percent increase compared to $63,129,000 last year. The increase in net sales was due to a 3.1 percent increase in average selling price per boat and an increase in parts and accessories sales, partially offset by a slight decrease in the number of boats sold. All product lines experienced higher average selling prices, due to increased sales of larger boats and price increases instituted at the beginning of 2005. Gross profit for the quarter was $17,145,000, or 26.4 percent of net sales, compared to $17,117,000, or 27.1 percent of net sales, in the prior year. The reduction in gross profit as a percentage of net sales was due primarily to increases in the costs of certain raw materials and components.

Operating income for the quarter was $9,320,000, a 3.3 percent decrease compared to the third quarter last year due to higher selling, general and administrative expenses. Operating income was 14.3 percent of net sales for the quarter compared to 15.3 percent of net sales in the prior year. Selling, general and administrative expenses increased primarily due to higher public company compliance costs.

Net income for the quarter ended September 30, 2005 was $7,265,000, a 16.4 percent increase compared to $6,244,000 in the prior year. Net income increased due to a lower effective tax rate and higher interest income, partially offset by lower operating income. The effective tax rate decreased because of higher deductions including the new manufacturing deduction created by the American Jobs Creation Act, and a discrete adjustment resulting from the filing of prior year tax returns which increased net income by $0.01 per diluted share. Diluted earnings per share for the quarter were $0.18, a 20.0 percent increase compared to $0.15 diluted earnings per share in the prior year.

Net sales for the nine months ended September 30, 2005 were $215,184,000, a 13.4 percent increase from the first nine months of 2004. Net income for the nine-month period increased 20.5 percent to $22,038,000 or $0.54 diluted earnings per share compared to $18,286,000 or $0.45 diluted earnings per share in the prior year.

Page 2
3rd Quarter 2005 Press Release

Beginning in late October, Marine Products will decrease production volumes concentrated in our smaller Chaparral sportboats and selected deckboat models. This decision reflects near term retail demand uncertainties caused by declining consumer confidence, high fuel prices and the recent hurricanes. The impact of the production decrease should be partially offset by an increase in average selling prices due to the change in model mix to larger boats, cost reduction actions currently being undertaken, and the variable nature of many of our indirect expenses. In spite of these offsetting factors, however, Marine Products' fourth quarter 2005 net sales and net income will be lower than in the fourth quarter of 2004.

Richard A. Hubbell, Marine Products' Chief Executive Officer, stated, "Given the uncertainties brought on by current events, we believe it is prudent to decrease production at Chaparral. One thing we have learned in over 40 years of managing a profitable pleasure boat manufacturing company is that it is very important to monitor inventory levels. Inventories are slightly higher due to shipment delays caused by Hurricanes Katrina and Rita. We would rather forgo future sales opportunities due to lack of adequate inventory than sell excessive inventory into our dealer network. The winter boat show season begins in late December, and we will closely monitor consumer traffic and orders relative to inventory levels and re-assess production volumes and model mix. Although it is difficult to predict timing, we expect boat owners whose boats were destroyed in Hurricanes Katrina, Rita and Wilma to file insurance claims and buy replacement boats for the 2006 spring and summer boating season."

Hubbell continued, "We had enthusiastic dealer meetings with the highest attendance in our Company's history. Everyone is excited about the 2006 model year product offerings, which include four new Chaparral models and five new Robalo models, all of which were on display at the meetings. We are also offering a large number of new standard and optional features on our boats, which are the result of comments received from our dealers and retail consumers. We believe that our market position, management expertise and financial strength will continue to keep us in a position to thrive in the current environment, and we are committed to maintaining profitability and providing good returns to our shareholders."

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and inboard pleasure boats and Robalo sport fishing boats, and continues to diversify its product line through product innovation and strategic acquisition. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance over the long term and build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

Page 3
3rd Quarter 2005 Press Release

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the expected impact of our plan to decrease production to maintain appropriate inventory levels, our ability to increase our market share, maintain profitability, provide good returns and build long-term shareholder value, expectations with respect to increases in average selling prices, anticipated cost reductions and their impact, and expected fourth quarter sales and net income. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Marine Products Corporation to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. These risks include possible decreases in the level of consumer confidence impacting discretionary spending, the possibility that boat owners will not buy replacement boats as expected, increased interest rates, continued increases in fuel prices, the company's inability to offset anticipated production decreases with increased average selling prices and cost reductions, changes in consumer preferences, deterioration in the quality of Marine Products' network of independent boat dealers or availability of financing of their inventory, and competition from other boat manufacturers and dealers. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in Marine Products' Form 10-K, filed with the Securities and Exchange Commission for the year ending December 31, 2004, and in its Form 10-Q for the quarter ended June 30, 2005.

For more information contact:

Ben Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com

Page 4
3rd Quarter 2005 Press Release

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME  (In thousands except per share data)
--------------------------------------------------------------------------------------------------------------------------------
Periods ended September 30, (Unaudited)
                                                       Third Quarter                                  Nine Months
--------------------------------------------------------------------------------------------------------------------------------
                                                                      % BETTER                                        % BETTER
                                                 2005       2004       (WORSE)                 2005          2004      (WORSE)
--------------------------------------------------------------------------------------------------------------------------------
Net Sales                                      $ 65,032   $ 63,129        3.0%              $ 215,184     $ 189,734      13.4%
Cost of Goods Sold                               47,887     46,012       (4.1)                159,216       139,923     (13.8)
--------------------------------------------------------------------------------------------------------------------------------
Gross Profit                                     17,145     17,117        0.2                  55,968        49,811      12.4
Selling, General and
  Administrative Expenses                         7,825      7,475       (4.7)                 25,703        22,130     (16.1)
--------------------------------------------------------------------------------------------------------------------------------
Operating Income                                  9,320      9,642       (3.3)                 30,265        27,681       9.3
Interest Income                                     350        139      151.8                   1,053           375     180.8
--------------------------------------------------------------------------------------------------------------------------------
Income Before Income Taxes                        9,670      9,781       (1.1)                 31,318        28,056      11.6
Income Tax Provision                              2,405      3,537       32.0                   9,280         9,770       5.0
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                     $  7,265   $  6,244       16.4%              $  22,038     $  18,286      20.5%
================================================================================================================================

EARNINGS PER SHARE
   Basic                                       $   0.19   $   0.16       18.8%              $    0.58     $    0.48      20.8%
                                               ===============================              ====================================
   Diluted                                     $   0.18   $   0.15       20.0%              $    0.54     $    0.45      20.0%
                                               ===============================              ====================================
AVERAGE SHARES OUTSTANDING
   Basic                                         37,756     38,549                             38,293        38,427
                                               ========     ======                          =========        ======
   Diluted                                       39,757     40,803                             40,459        40,748
                                               ========     ======                          =========        ======



Page 5
3rd Quarter 2005 Press Release


MARINE PRODUCTS CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE  SHEETS
--------------------------------------------------------------------------------
At September 30, (Unaudited)                                   (in thousands)
--------------------------------------------------------------------------------
                                                           2005           2004
--------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                              $  35,389      $  34,757
Marketable securities                                        217          5,291
Accounts receivable, net                                   6,120          4,762
Inventories                                               32,431         25,908
Income taxes receivable                                      634            945
Deferred income taxes                                      3,238          2,442
Prepaid expenses and other current assets                  1,390            974
--------------------------------------------------------------------------------
  Total current assets                                    79,419         75,079
--------------------------------------------------------------------------------
Property, plant and equipment, net                        17,340         18,212
Goodwill and other intangibles, net                        3,748          3,788
Marketable securities                                      5,806          5,762
Deferred income taxes                                        866             --
Other assets                                               4,150          2,488
--------------------------------------------------------------------------------
  Total assets                                         $ 111,329      $ 105,329
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                       $   8,549      $   7,824
Other accrued expenses                                    10,762          9,158
--------------------------------------------------------------------------------
  Total current liabilities                               19,311         16,982
Pension liabilities                                        4,339          2,323
Deferred income taxes                                         --            772
Other long-term liabilities                                1,604          1,734
--------------------------------------------------------------------------------
  Total liabilities                                       25,254         21,811
--------------------------------------------------------------------------------
Common stock                                               3,781          3,894
Capital in excess of par value                            17,522         34,527
Retained earnings                                         69,490         47,609
Accumulated other comprehensive loss                        (923)          (515)
Deferred compensation                                     (3,795)        (1,997)
--------------------------------------------------------------------------------
  Total stockholders' equity                              86,075         83,518
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity           $ 111,329      $ 105,329
================================================================================

Page 6
3rd Quarter 2005 Press Release

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
NINE MONTHS ENDED SEPTEMBER 30, (Unaudited)                    (in thousands)
--------------------------------------------------------------------------------
                                                              2005        2004
--------------------------------------------------------------------------------

Operating Activities:
   Net income                                              $ 22,038    $ 18,286
   Depreciation, amortization and other non-cash charges      2,266       1,921
   Other net changes in operating activities                (11,390)         24
--------------------------------------------------------------------------------
        Net cash provided by operating activities            12,914      20,231
--------------------------------------------------------------------------------

Investing Activities:
  Capital expenditures                                         (645)     (2,146)
  Other investing activities                                    283      (3,774)
--------------------------------------------------------------------------------
       Net cash used for investing activities                  (362)     (5,920)
--------------------------------------------------------------------------------

Financing Activities:
  Payment of dividends                                       (4,590)     (3,086)
  Cash paid for common stock purchased and retired          (19,514)     (3,544)
  Other financing activities                                    326         832
--------------------------------------------------------------------------------
       Net cash used for financing activities               (23,778)     (5,798)
--------------------------------------------------------------------------------

Net (decrease) increase in cash and cash equivalents        (11,226)      8,513
Cash and cash equivalents at beginning of period             46,615      26,244
--------------------------------------------------------------------------------
Cash and cash equivalents at end of period                 $ 35,389    $ 34,757
================================================================================